maloneBailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated March 1, 2013 with respect to the audited financial statements of Orion Financial Group Incorporated for the period from March 26, 2012 (inception) through December 31, 2012.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 1, 2013